Singular Genomics Receives Non-Binding Acquisition Proposal from Concentra Biosciences and Tang Capital

San Diego, CA, September 19, 2024 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and spatial multiomics technologies to empower researchers and clinicians, announced today that it has received an unsolicited non-binding proposal from Concentra Biosciences, LLC (“Concentra”) to acquire all of the Company’s outstanding shares of common stock for $12.00 per share in cash. As alternative consideration, Concentra stated that it would consider, assuming it receives sufficient interest from existing stockholders, inviting interested stockholders to elect to continue to participate in any future value realized from the Company’s ongoing business by receiving a contingent value right in lieu of receiving $12.00 per share in cash.

According to a Schedule 13D filed on September 19, 2024 with the U.S. Securities and Exchange Commission (the “SEC”) disclosing Concentra’s proposal, Tang Capital is the controlling stockholder of Concentra and beneficially owns approximately 14.9% of the Company’s outstanding common stock.

As previously disclosed, the Company’s board of directors previously formed a special committee of independent directors (the “Special Committee”) to evaluate and consider the Company’s strategic alternatives, which would include the proposal submitted by Concentra as well as other proposals that have been or may be submitted to the Special Committee.

There can be no assurance that any transaction will be consummated, whether involving Concentra or any other party. The Company and the Special Committee do not intend to comment further about Concentra’s proposal unless and until the Special Committee deems further disclosure is appropriate.

A copy of the Schedule 13D and Concentra’s proposal is available at the SEC’s website at www.sec.gov.

ADVISORS

TD Cowen is serving as financial advisor to the Special Committee, Richards, Layton & Finger, P.A. is serving as the Special Committee’s outside legal advisor, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is serving as legal advisor to the Company.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4® Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In addition, the Company is currently developing the G4X™ Spatial Sequencer, which will leverage its proprietary sequencing technology, applying it as an in situ readout for transcriptomics, proteomics and fluorescent H&E in tissue, with spatial context and on the same platform as the G4. Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

Forward-looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Singular Genomics’ results is included in its filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Singular Genomics may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Singular Genomics in this press release speaks only as of the day on which Singular Genomics makes it. Singular Genomics assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Investor Contact

Philip Trip Taylor

Gilmartin Group

ir@singulargenomics.com

Media Contact

Matt Browning

pr@singulargenomics.com